Exhibit 8.1

Skadden, Arps, Slate, Meagher & Flom LLP
155 North Wacker Drive
Chicago, Illinois 60606-1720

June 26, 2015

HCP, Inc.
1920 Main Street, Suite 1200
Irvine, CA 92614

  Re:
  Certain United States Federal Income Tax Matters

Ladies and Gentlemen:

        We have acted as United States Federal income tax counsel to HCP, Inc., a Maryland corporation ("HCP"), in connection with the filing by you of a shelf registration statement on Form S-3ASR with the Securities and Exchange Commission (the "Commission"), dated as of the date hereof (together with the prospectus filed therewith, the "Registration Statement"), pursuant to which HCP may offer, from time to time: (i) shares of common stock, $1.00 par value per share ("Common Stock"); (ii) shares of preferred stock, $1.00 par value per share ("Preferred Stock"), which may be issued in one or more series; (iii) depositary receipts representing fractional shares of Preferred Stock, which are called depositary shares (the "Depositary Shares") and which may be issued pursuant to one or more deposit agreements (each, a "Deposit Agreement") proposed to be entered into between HCP and one or more bank or trust companies to be named in the applicable Deposit Agreement; (iv) debt securities, which may be senior debt securities or subordinated debt securities and may be convertible or non-convertible, as well as secured or unsecured ("Debt Securities"), which may be issued in one or more series under an indenture relating to the Debt Securities, proposed to be entered into between HCP and The Bank of New York Mellon Trust Company, N.A.; (v) warrants (the "Warrants") to purchase Debt Securities, Preferred Stock, Common Stock or other securities as shall be designated by the HCP at the time of the offering issued pursuant to one or more warrant agreements (each, a "Warrant Agreement") proposed to be entered into between HCP and one or more warrant agents to be named in the applicable Warrant Agreement; and (vi) such indeterminate amount and number of each class of the foregoing securities as may be issued upon exercise, conversion or exchange, as applicable, of any other securities that provide for such exercise, conversion or exchange (collectively, "Indeterminate Securities"). The Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Warrants and the Indeterminate Securities are collectively referred to herein as the "Offered Securities."

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such other documentation and information provided to us by you as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In addition, you have provided us with, and we are relying upon, a certificate containing certain factual statements, factual representations and covenants of officers of HCP (the "Officers' Certificate") relating to, among other things, the actual and proposed operations of HCP and the entities in which it holds, or has held, a direct or indirect interest (collectively, the "Company"). These representations and covenants relate, in some cases, to transactions and investments for which we did not act as the Company's primary counsel. For purposes of our opinion, we have not independently verified all of the facts, statements, representations and covenants set forth in the Officers' Certificate, the Registration Statement or in any other document. In particular, we note that the Company may engage in transactions in which we have not provided legal advice, and have not reviewed, and of which we may be unaware. We have, consequently, assumed and relied on your representation that the statements, representations and covenants contained in the Officers' Certificate, the Registration Statement and other documents, or otherwise furnished to us, accurately and completely describe all material facts relevant to our opinion. We have assumed that such facts, statements, representations and covenants are true, correct, and complete without regard to any qualification as to knowledge, belief, intent or materiality. Our opinion is conditioned on the continuing accuracy and completeness of such facts, statements, representations and covenants. We are not aware of any facts inconsistent with such statements, representations and covenants. We have, at the Company's request, also assumed for purposes of our opinion that any legal opinion received by the Company on or before November 8, 2010, to the effect that the Company was taxable as a real estate investment trust (a "REIT") under Section 856 of the Internal Revenue Code of 1986, as amended (the "Code"), is correct. Any material change or inaccuracy in the facts referred to, set forth or assumed herein or in the Officers' Certificate, including the correctness of any such prior legal opinion, may affect our conclusions set forth herein.

        In our review of certain documents in connection with our opinion as expressed below, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, photostatic or electronic copies, and the authenticity of the originals of such copies. Where documents have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

        Our opinion is also based on the correctness of the following assumptions: (i) HCP and each of the entities comprising the Company has been and will continue to be operated in accordance with the laws of the jurisdiction in which it was formed and in the manner described in the relevant organizational documents, (ii) there will be no changes in the applicable laws of the State of Maryland or of any other jurisdiction under the laws of which any of the entities comprising the Company have been formed and (iii) each of the written agreements to which the Company is a party has been and will be implemented, construed and enforced in accordance with its terms.

        In rendering our opinion, we have considered and relied upon the Code, the regulations promulgated thereunder ("Regulations"), administrative rulings and other Treasury interpretations of the Code and the Regulations by the courts and the Internal Revenue Service ("IRS"), all as they exist at the date hereof. It should be noted that the Code, Regulations, judicial decisions and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinion could affect our conclusions set forth herein. There can be no assurance, moreover, that our opinion will be accepted by the Internal Revenue Service or, if challenged, by a court.

        Based on and subject to the foregoing, we are of the opinion that commencing with HCP's taxable year that ended on December 31, 1985, HCP has been organized and operated in conformity with the requirements for qualification as a REIT under the Code, and its actual method of operation through the date of this letter has enabled, and its proposed method of operation will continue to enable, it to meet the requirements for qualification and taxation as a REIT under the Code thereafter.

        As noted in the Registration Statement, HCP's qualification and taxation as a REIT depend upon its ability to meet, through actual operating results, certain requirements relating to the sources of its income, the nature of its assets, distribution levels and diversity of stock ownership, and various other qualification tests imposed under the Code, the results of which are not reviewed by us. Accordingly, no assurance can be given that the actual results of HCP's operation for any one taxable year will satisfy the requirements for taxation as a REIT under the Code.

        This opinion is furnished to you in connection with the Registration Statement. We consent to the filing of this opinion as an exhibit to the Form 8-K, filed with the Commission on or around June 26, 2015 and to the reference to Skadden, Arps, Slate, Meagher & Flom LLP under the captions "United States Federal Income Tax Considerations" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission. Except as set forth above, we express no other opinion. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP